UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2008

SINOBIOMED INC.
(Exact name of registrant as specified in its charter)

Commission File Number 333-128399

Delaware	20-1945139
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Lane 4705, No. 58, North Yang Gao Rd.
Pudong New Area Shanghai, China 201206
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-86-21-58546923

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 2, 2008, the Company’s Board of Directors appointed Mr. Khuat Leok (Lionel) Choong as the new Chief Financial Officer of the Company to be effective as of September 1, 2008 for the ensuing year or until his successor is elected or appointed.

Information on newly appointed Officer

Mr. Lionel Choong, BA, FCA, AHKICPA, CPA (HK), AHKSI, EMBA (Kellogg), CF, (age 46), from July 2006 to present Mr. Choong heads up the corporate finance department of Kennic L.H. Lui & Co, a Certified Public Accounting firm in Hong Kong. From February 2003 to July 2006, Mr. Choong was the CFO, Secretary and a director of Byford International Ltd., a company listed on the Hong Kong Stock Exchange. From 1992 to February 2003, Mr. Choong held various positions in the Assurance and Advisory Department as well as the Corporate Finance Division with Deloitte Touche Tohmatsu in Hong Kong, where he retired as a partner in 2002, and thereafter, worked as a consultant for Deloitte Touche and Tohmatsu until February 2003. Mr. Choong has more than 20 years of experience in corporate finance, business development, IPO and M&A, and financial management and reporting in a variety of industries in Hong Kong, China and overseas. Mr. Choong is a Chartered Accountant and fellow member with the Institute of Chartered Accountants in England and Wales (“ICAEW”), a member of the Hong Kong Securities Institute Limited since 2001 and an associate member of the Hong Kong Society of Accountants since 1992. He holds an Advanced Diploma in Corporate Finance through the ICAEW, which he received in 2006, and has earned a MBA in 2002 from J. L. Kellogg School of Management at Northwestern University in the US and The Hong Kong University of Science and Technology. Mr. Choong earned his Bachelor of Arts (honors in accountancy) in 1984 from London Guildhall University, UK. Mr. Choong is not an officer or director of any other reporting issuer at this time.

Agreement with newly appointed Officer

The Company and Mr. Choong have entered into a Corporate Consulting Services Agreement (the “Agreement”) dated effective September 1, 2008 detailing the terms and conditions of Mr. Choong’s service to the Company as its Chief Financial Officer. The term of the Agreement is for a period of three years and shall renew automatically for subsequent one-year periods unless notice not to renew is given by either party in writing at least 60 calendar days prior to the end of the term. As compensation for his services as the Company’s CFO, the Company shall pay to Mr. Choong a monthly salary of US$5,000, however, if the Company is successful in raising US$5,000,000 or more in a single offering, then Mr. Choong’s monthly salary shall be increased to US$15,000 for the remainder of the term. In addition, under the Agreement the Company agreed to grant 500,000 stock options to Mr. Choong at an exercise price of US$0.50 per share which options shall expire five years from the grant date. The Board of Directors granted the 500,000 stock options to Mr. Choong on October 2, 2008 with similar vesting provisions to the stock options that were previously granted to the other directors and officers of the Company.

The foregoing description of the Corporate Consulting Services Agreement between Lionel Choong and the Company does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description
99.1	Corporate Consulting Services Agreement between Lionel Choong and Sinobiomed Inc., dated effective September 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINOBIOMED INC.

By:	/s/ Ka Yu
Name:	Ka Yu
Title:	Director

Date: October 8, 2008